Exhibit 99.1

FOR IMMEDIATE RELEASE

Flutter Entertainment plc announces launch of second tranche of share repurchase program

New York, March 5, 2025: Flutter Entertainment plc (“Flutter”) (NYSE:FLUT; LSE:FLTR), the world’s leading online sports betting and iGaming operator, announces that it has entered into non-discretionary arrangements with Goldman Sachs & Co. LLC to repurchase ordinary shares on Flutter’s behalf for an aggregate maximum consideration of up to $300 million on the New York Stock Exchange (the “Buyback”).

The Buyback will commence on April 1, 2025 on the New York Stock Exchange, and will end no later than June 30, 2025. The purpose of the Buyback is to reduce the share capital of Flutter. This Buyback is the second tranche of the multi-year share repurchase program of up to $5bn announced on September 25, 2024. In 2025, we expect to return approximately $1bn to shareholders via the program.

Goldman Sachs & Co. LLC will conduct the Buyback on Flutter’s behalf and will make trading decisions under the Buyback independently of Flutter in accordance with certain pre-set parameters. The maximum number of ordinary shares which may be acquired pursuant to the Buyback is an aggregate of 17,739,905 ordinary shares less the total amount of ordinary shares acquired as part of the first tranche of our share buyback programme announced on November 13, 2024.

The Buyback will be conducted within the parameters prescribed by (i) Rule 10b5-1 and Rule 10b-18 under the U.S. Securities Exchange Act of 1934, as amended and (ii) the EU Market Abuse Regulation (596/2014) and Commission Delegated Regulation (EU) 2016/1052 as such legislation forms part of law in the United Kingdom pursuant to the EU (Withdrawal) Act 2018 (as may be amended, extended and/or supplemented from time to time). The repurchased ordinary shares will be cancelled.

Any decision in relation to the amount and timing of any future buyback tranche will be based on an ongoing assessment of the capital needs of the business and general market conditions.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including with relation to our share repurchase program. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believe(s)”, ”expect(s)”, “potential”, “continue(s)”, “may”, “will”, “should”, “could”, “would”, “seek(s)”, “predict(s)”, “intend(s)”, “trends”, “plan(s)”, “estimate(s)”, “anticipates”, “projection”, “goal”, “target”, “aspire”, “will likely result”, and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission (SEC) and other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Flutter Entertainment plc

Flutter is the world’s leading online sports betting and iGaming operator, with a market leading position in the US and across the world. Our ambition is to leverage our significant scale and our challenger mindset to change our industry for the better. By Changing the Game, we believe we can deliver long-term growth while promoting a positive, sustainable future for all our stakeholders. We are well-placed to do so through the distinctive, global advantages of the Flutter Edge, which gives our brands access to group-wide benefits to stay ahead of the competition, as well as our clear vision for sustainability through our Positive Impact Plan.

Flutter operates a diverse portfolio of leading online sports betting and iGaming brands including FanDuel, Sky Betting & Gaming, Sportsbet, PokerStars, Paddy Power, Sisal, tombola, Betfair, MaxBet, Junglee Games and Adjarabet. We are the industry leader with $14,048m of revenue globally for fiscal 2024, up 19% YoY, and $3,792m of revenue globally for the quarter ended December 31, 2024.

To learn more about Flutter, please visit our website at www.flutter.com.

The person responsible for arranging release of this Announcement on behalf of Flutter is Edward Traynor, Company Secretary of Flutter.

Enquiries:

Investor Relations: Investor.relations@flutter.com

Media Relations: corporatecomms@flutter.com

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